UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 22, 2009

QuikByte Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Colorado	000-52228	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6042 Cornerstone Ct. West, Suite B

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 210-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a)(i) On October 22, 2009, the Board of Directors (the “Board”) of QuikByte Software, Inc., a Colorado corporation (the “Company”), approved a form of indemnity agreement (the “Indemnity Agreement”) to be entered into by the Company and each of its current and future directors and executive officers following the reincorporation discussed in Item 3.03 below. The Board further authorized the Company to enter into the Indemnity Agreement with any other persons or categories of persons that may be designated from time to time by the Board. The form of Indemnity Agreement was approved by the Company’s shareholders on October 22, 2009.

The Indemnity Agreements will require the Company to indemnify its directors and executive officers against any and all expenses, including attorneys’ fees, witness fees, damages, judgments, fines, settlements and other amounts, incurred in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or executive officer of the Company or a director, officer or employee of any of the Company’s affiliated enterprises, on the condition that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The Indemnity Agreements also establish the processes and procedures for indemnification claims, advancement of expenses and costs and other determinations with respect to indemnification.

The foregoing description of the form of Indemnity Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Indemnity Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

(a)(ii) The disclosure under Item 3.03 is incorporated herein by reference in this Item 1.01.

Item 3.03 Material Modification to Rights of Security Holders.

(a) On October 22, 2009, the Board and the shareholders of the Company adopted a Plan of Conversion (the “Plan”) pursuant to which the Company will convert from a corporation incorporated under the laws of the State of Colorado to a corporation incorporated under the laws of the State of Delaware (the “Reincorporation”). The Company, after giving effect to the Reincorporation, is referred to herein as “Sorrento” in this Item 3.03. The Plan and the Reincorporation are expected to become effective before November 30, 2009.

Upon the effectiveness of the Reincorporation, as provided in the Plan, (i) the Company will cease to exist under Colorado law and exist solely as a Delaware corporation, (ii) each issued and outstanding share of common stock, par value $0.0001 per share, of the Company (the “QuikByte Common Stock”) will automatically become one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of Sorrento (the “Sorrento Common Stock”), and (iii) each option, warrant or other right to acquire one share of QuikByte Common Stock will be converted into and become an equivalent option, warrant or other right to acquire one share of Sorrento Common Stock at the same exercise price in effect as of immediately prior to the Reincorporation and otherwise on the same terms and conditions applicable to such security. The Reincorporation will not alter any percentage ownership interest in, or number of shares of common stock of, the Company by any securityholder of the Company, except that pursuant to the provisions of the Plan, the Company will not issue fractional shares with respect to the Reincorporation and any fractional shares of QuikByte Common Stock that would otherwise be issuable as a result of the Reincorporation will be rounded up to the nearest whole share.

Immediately following the Reincorporation, the Company will be deemed for all purposes of the laws of the State of Delaware and the laws of the State of Colorado to be the same entity as of immediately prior to the Reincorporation. The Reincorporation will not result in any change in the Company’s business, management, employees, fiscal year, assets, liabilities or federal tax identification number, will not cause the principal executive offices or other facilities of the Company to be moved and will not result in any relocation of management or other employees. The individuals serving as directors of the Company as of immediately prior to the Reincorporation will be the directors of Sorrento as of immediately following the Reincorporation, and will continue to serve for the term of their respective elections. The individuals serving as executive officers of the Company as of immediately prior to the

Reincorporation will continue to serve as executive officers of Sorrento as of immediately following the Reincorporation, without a change in their title or responsibilities. In addition, the Reincorporation will not affect any of the Company’s contracts with third parties. Immediately following the Reincorporation, the Sorrento Common Stock will be quoted on the Over-the-Counter Bulletin Board (“OTCBB”) under the ticker “QBSW.” However, the Company expects that the OTCBB will assign a new ticker for the Sorrento Common Stock promptly following the Reincorporation and the Company’s name change, as discussed below.

Pursuant to the Plan and in connection with the Reincorporation, the Board and the shareholders of the Company adopted the Certificate of Incorporation (the “Delaware Certificate”) and the Bylaws (the “Delaware Bylaws”) of Sorrento, each to become effective concurrently with the effectiveness of the Reincorporation. At the time they become effective, the Delaware Certificate will supersede the Company’s current Amended and Restated Articles of Incorporation (“Colorado Articles”), and the Delaware Bylaws will supersede the Company’s current Amended and Restated Bylaws (“Colorado Bylaws”). The Delaware Certificate and the Delaware Bylaws were adopted in order to reflect the reincorporation of the Company in the State of Delaware and to implement provisions deemed by the Board to be in the best interests of the Company and its shareholders.

In addition, contingent upon the effectiveness of the Reincorporation, the Company adopted a form of specimen stock certificate for shares of Sorrento Common Stock, which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

As a result of differences between (i) the Colorado Business Corporations Act, which will continue to govern the Company until the Reincorporation, and the Delaware General Corporation Law, which will govern Sorrento upon the Reincorporation, (ii) the Colorado Articles and the Delaware Certificate, and (iii) the Colorado Bylaws and the Delaware Bylaws, the Reincorporation will effect a number of changes in the rights of the Company’s shareholders. The following is a detailed comparison of the material differences between the rights of the shareholders of the Company as of immediately prior to the Reincorporation and the rights of the stockholders of Sorrento as of immediately following the Reincorporation.

Authorized Capital Stock

Colorado

The Colorado Articles authorize 600,000,000 shares of capital stock, par value $0.0001 per share, comprised of 500,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share. As of immediately prior to the Reincorporation, approximately 225,084,127 shares of QuikByte Common Stock and no shares of preferred stock of the Company will be outstanding.

Delaware

The Delaware Certificate will authorize 600,000,000 shares of capital stock, par value $0.0001 per share, comprised of 500,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share. As of immediately following the Reincorporation, approximately 225,084,127 shares of Sorrento Common Stock and no shares of preferred stock of Sorrento will be outstanding.

Blank Check Preferred Stock

Colorado

Under the Colorado Business Corporation Act (the “CBCA”), if the articles of incorporation so provide, a corporation may issue one or more classes of stock or one or more series of stock within any class, with such preferences, limitations and relative rights as determined by the board of directors without shareholder approval (“Blank Check Preferred Stock”).

Delaware

The Delaware General Corporation Law (the “DGCL”) also permits, if authorized by the certificate of incorporation, the issuance of Blank Check Preferred Stock with preferences, limitations and relative rights determined by a corporation’s board of directors without stockholder approval.

The Colorado Articles authorize 100,000,000 shares of preferred stock. As of immediately prior to the Reincorporation, the authorized preferred stock will constitute undesignated Blank Check Preferred Stock.

The Delaware Certificate will authorize 100,000,000 shares of preferred stock. As of immediately following the Reincorporation, the authorized preferred stock will constitute undesignated Blank Check Preferred Stock.

Special Meetings of Shareholders/Stockholders

Colorado

Under the CBCA, a special meeting of shareholders shall be held if: (i) called by the board of directors or any person authorized by the bylaws or a resolution of the board of directors to call such a meeting; or (ii) if the corporation receives one or more written demands for a special meeting, stating the purpose or purposes for which it is to be held, signed and dated by the holders of shares representing at least 10% of all of the votes entitled to be cast on any issue proposed to be considered at the special meeting.

Delaware

Under the DGCL, a special meeting of stockholders may be called by the corporation’s board of directors or by such persons as may be authorized by the corporation’s certificate of incorporation or bylaws. The DGCL does not require a corporation to call a special meeting at the request of stockholders.

The Colorado Bylaws provide that a special meeting of the Company’s shareholders may be called by the Company’s president, chief executive officer, the Board or by the Company’s president at the request of the holders of not less than 10% of the shares of QuikByte Common Stock entitled to vote at the special meeting.

The Delaware Certificate and the Delaware Bylaws provide that special meetings of stockholders may be called by a majority of the authorized number of directors of Sorrento.
Corporate Action without a Shareholder/Stockholder Meeting

Colorado

The CBCA provides that, unless the articles of incorporation require such action be taken at a shareholder meeting or expressly authorize that such action can be taken by less than unanimous written consent, any action required or permitted to be taken at a shareholder meeting may be taken without a meeting if all of the shareholders entitled to vote consent to such action in writing.

Delaware

Unless otherwise provided in the certificate of incorporation, the DGCL permits corporate action without a meeting of stockholders upon the written consent of the holders of that number of shares necessary to authorize the proposed corporate action being taken.

The Colorado Articles and the Colorado Bylaws provide that any action required or permitted by the provisions of the CBCA to be taken at a shareholder meeting may be taken without a meeting if the Company receives a written consent (or counterpart thereof) setting forth the action to be taken, signed by shareholders of the Company holding not less than the minimum number of votes that would be necessary to authorize such action at a shareholder meeting at which all of the shares entitled to vote on such matter were present and voted. Under the Colorado Bylaws, a written consent approved by the requisite shareholders shall have the same force and effect as a unanimous vote of all shareholders of the Company.

The Delaware Certificate prohibits stockholder action without a meeting, except in the case of holders of Sorrento preferred stock, if any, which are entitled to take action by written consent as provided in the applicable certificate of designation.

Amendment or Repeal of the Articles of Incorporation or the Certificate of Incorporation

Colorado

Under the CBCA, amendments to the articles of incorporation, other than ministerial amendments authorized by the board of directors without shareholder action, may be proposed by the board of directors or by the holders of shares representing at least 10% of all of the shares entitled to vote upon the amendment. The board of directors must recommend the amendment to the shareholders unless the amendment is proposed by the shareholders or the board of directors determines that because of a conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the amendment.

Delaware

Under the DGCL, stockholders are not entitled to enact an amendment to the certificate of incorporation without appropriate action taken by the board of directors. Amendments to the certificate of incorporation generally require that the board of directors adopt a resolution setting forth the amendment, declaring its advisability and submitting it to a vote of the stockholders.

The Colorado Articles do not contain any provisions related to amendments thereof.

The Delaware Certificate expressly reserves the right of Sorrento to amend or repeal any provision contained in the Delaware Certificate in the manner prescribed by Delaware law, provided that approval of the holders of at least 67% of the outstanding voting stock of Sorrento is required to amend or repeal certain provisions of the Delaware Certificate.

Amendment or Repeal of Bylaws

Colorado

Under the CBCA, shareholders may amend the corporation’s bylaws. Unless otherwise specified in the corporation’s articles of incorporation, directors also are permitted to amend the bylaws, other than bylaws establishing greater quorums or voting requirements for shareholders or directors, unless prohibited by the bylaws. Directors may not amend the bylaws to change the quorum or voting requirements for shareholders, and directors may amend the bylaws to change the quorum or voting requirements for directors only if such provision was originally adopted by the directors or if such provision specifies that it may be amended by the directors.

Delaware

The DGCL provides that stockholders may amend the bylaws and, if provided in its certificate of incorporation, the board of directors also has this power. Under the DGCL, stockholders entitled to vote in the election of directors have the power to adopt, amend or repeal bylaws; provided, however, that any corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors.

Pursuant to the Colorado Articles and the Colorado Bylaws, the Colorado Bylaws can be adopted, amended or repealed by (i) the Board, unless the shareholders of the Company expressly provided that the Board could not adopt, amend or repeal a particular bylaw at the time the shareholders adopted, amended or repealed the bylaw, or (ii) the shareholders of the Company holding at least a majority of the outstanding shares entitled to vote in the election of the Company’s directors at any annual or special meeting called for the purpose of amending the Colorado Bylaws.

The Delaware Certificate and the Delaware Bylaws provide that, subject to the rights of holders of preferred stock of Sorrento, if any, bylaws may be adopted, amended or repealed (i) by the approval of a majority of the authorized number of directors of Sorrento, or (ii) upon the approval of the holders of at least 67% of the outstanding voting stock of Sorrento.

Anti-Takeover Statutes

Colorado

The CBCA does not contain provisions designed to deter takeovers of public companies, such as a “fair price” statute, “business combination” statute, “control share acquisition” statute or “cash-out” statute.

Delaware

Section 203 of the DGCL contains a form of a “business combination” statute, although a corporation’s certificate of incorporation or stockholders may elect to exclude the corporation from the restrictions imposed thereunder.

Section 203 provides that, subject to certain exceptions specified therein, a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that such stockholder becomes an interested stockholder unless: (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers and employee stock purchase plans in which employee participants do not have the right to determine, confidentially, whether plan shares will be tendered in a tender or exchange offer); or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote at an annual or special meeting, and not by written consent, of at least 66 2/3 of the outstanding voting stock that is not owned by the interested stockholder. Except as specified in Section 203 of the DGCL, an interested stockholder is defined to include: (a) any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date; and (b) the affiliates and associates of any such person.

The provisions of the Delaware business combination statute do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders.

The Colorado Articles do not contain any business combination provisions.

Because neither the Delaware Certificate nor the Delaware Bylaws includes any provision to “opt-out” of the Delaware business combination statute, the statute will apply to business combinations involving Sorrento.

Under certain circumstances, Section 203 of the DGCL may make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with Sorrento for a three-year period. The provisions of Section 203 of the DGCL may encourage companies interested in acquiring Sorrento to negotiate in advance with the Sorrento Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that results in the stockholder becoming an interested stockholder.

Number of Directors
Colorado Under the CBCA, the number of directors must be specified in the corporation’s bylaws.

Delaware

The DGCL permits the number of directors to be specified in either a corporation’s bylaws or the corporation’s certificate of incorporation. If the number of directors is specified in the corporation’s certificate of incorporation, a change in the number of directors may be made only by amendment of the certificate of incorporation.

The Colorado Articles provide that the number of directors shall consist of one or more members, with the number stated or determined from time to time in the manner provided in the Colorado Bylaws. The Colorado Bylaws provide that the number of directors of the Company shall be fixed from time to time by the Board.

The Delaware Certificate and the Delaware Bylaws provide that, subject to any rights of preferred stockholders of Sorrento, the number of directors shall be fixed from time to time pursuant to a resolution adopted by the affirmative vote of a majority of the authorized number of directors of Sorrento.

Term
Colorado The CBCA permits (but does not require) the classifications of a corporation’s board of directors in the same manner as the DGCL.

Delaware

The DGCL permits (but does not require) classifications of a corporation’s board of directors into one, two or three classes, with each class comprised of as equal a number of directors as is possible. In the event of multiple classes of directors, the DGCL provides for staggered terms of two years if there are two classes of directors or three years if there are three classes of directors.

The Company’s directors are currently elected annually. All directors hold office until the next annual meeting of shareholders following their election or until their successors are elected and qualified, or until their earlier death, resignation or removal.

The Delaware Certificate, like the Colorado Articles, provides that Sorrento’s directors are elected annually. Under the Delaware Certificate, subject to the rights of holders of preferred stock of Sorrento, if any, all directors hold office until the next annual meeting of stockholders following their election or until their successors are elected and qualified, or until their earlier death, resignation, disqualification or removal.

Removal

Colorado

Under the CBCA, one or more directors may be removed from office by the shareholders with or without cause, unless a corporation’s articles of incorporation provide that directors may be removed only for cause, and only if the number of votes cast in favor of removal exceeds the number of votes cast against removal.

Delaware

Under the DGCL, one or more directors serving on a non-classified board may be removed, with or without cause, by the holders of a majority of the corporation’s outstanding shares entitled to vote at an election of directors.

The Colorado Articles do not limit a shareholder’s right to vote to remove a director without cause. The Colorado Bylaws do not contain provisions related to the removal of directors.

The Delaware Certificate provides that, subject to the rights of holders of any preferred stock of Sorrento, if any, directors may be removed at any time, but only for cause and only by the vote of the holders of at least 67% of the outstanding voting stock of Sorrento.

Vacancies

Colorado

Under the CBCA, unless otherwise provided in the articles of incorporation, any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders or the board of directors, except that if the directors remaining in office constitute fewer than a quorum, the board of directors may fill the vacancy by the affirmative vote of a majority of the remaining directors.

Delaware

Under the DGCL, unless otherwise provided in the certificate of incorporation or bylaws, any vacancy on the board of directors, including any vacancy resulting from an increase in the number of directors, may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Under the DGCL (unless otherwise provided in the articles of incorporation or bylaws), stockholders may fill the vacancy only if (i) at the time of the filling of any vacancy or newly created directorship, the directors in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase) and (ii) the Delaware Chancery Court, upon application of stockholders holding at least 10% of a corporation’s outstanding voting shares, orders an election to fill any such position.

The Colorado Articles do not alter the procedures specified in the CBCA. The Colorado Bylaws provide that any vacancy on the Board may be filled by a majority of the remaining directors in office.

Under the Delaware Certificate and the Delaware Bylaws, unless otherwise required by law or by resolution of Sorrento’s Board of Directors, vacancies on the board of directors may be filled, subject to the rights of holders of preferred stock of Sorrento, if any, by a vote of a majority of the remaining directors in office, although less than a quorum.

Cumulative Voting; Vote Required for the Election of Directors

Colorado

Under the CBCA, shareholders have the right to cumulate their votes in the election of directors unless otherwise provided in the articles of incorporation. In addition, the CBCA provides that, absent a provision to the contrary in a corporation’s articles of incorporation, the election of directors will be by a plurality vote of the shareholders entitled to vote.

Delaware

The DGCL permits cumulative voting if provided in the certificate of incorporation. In addition, the DGCL provides for the election of directors by plurality vote of the stockholders entitled to vote, unless the corporation’s certificate of incorporation or bylaws provide otherwise.

The Colorado Articles expressly prohibit cumulative voting for the election of directors. The Colorado Articles do not alter the default plurality voting standard for the election of directors. The Colorado Bylaws do not contain any provisions relating to the voting standard for the election of the Company’s directors.

The Delaware Certificate does not provide for cumulative voting. The Delaware Certificate does not alter the default plurality voting standard for the election of directors. The Delaware Bylaws do not contain any provisions relating to the voting standard for the election of Sorrento’s directors.

Limitation of Liability of Directors

Colorado

The CBCA permits a corporation to include a provision in its articles of incorporation eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director’s fiduciary duty in certain cases. Under the CBCA, a provision eliminating the liability of a director to the corporation or its shareholders for monetary liability for breach of the director’s fiduciary duty in certain cases must be contained in the corporation’s articles of incorporation. In addition, a director may not be exculpated from liability: (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) arising from transactions relating to certain unlawful distributions; or (iv) for any transaction from which the director derived an improper personal benefit.

Delaware

Under the DGCL, a provision eliminating the liability of a director to the corporation or its stockholders for monetary liability for breach of the director’s fiduciary duty in certain cases must be contained in the corporation’s certificate of incorporation. In addition, a director may not be exculpated from liability: (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) arising from transactions relating to certain unlawful distributions; or (iv) for any transaction from which the director derived an improper personal benefit.

The Colorado Articles exculpates directors of the Company from personal liability for all monetary damages for breach of fiduciary duty as a director to the fullest extent allowed under the CBCA, except that the Colorado Articles do not eliminate or limit the liability of the Company’s directors for monetary damages otherwise existing for: (i) any breach of the director’s duty of loyalty to the Company or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) certain acts specified in the CBCA relating to any unlawful distribution; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit.

The Delaware Certificate exculpates directors of Sorrento from all monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to Sorrento or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividends; or (iv) for any transaction from which the director derived an improper personal benefit.

Indemnification of Directors and Officers
Colorado The CBCA provisions regarding indemnification rights are substantially similar to the provisions contained in the DGCL, except as noted below.	Delaware

Permissive Indemnification. In addition to the limitations of the DGCL, the CBCA prohibits a corporation from indemnifying a director, officer, employee or agent of a corporation (each, an “Indemnitee”) adjudged liable of receiving an improper personal benefit.

The CBCA also allows a corporation to indemnify an Indemnitee who is not a director to a greater extent than specified in the CBCA, if not inconsistent with public policy. However, a corporation may only indemnify a director as specified in the CBCA.

The CBCA requires a corporation to provide its shareholders with written notice of any indemnification payments or expense advancements paid to a director on or before the notice of the next shareholder’s meeting after making such payments.

Permissive Indemnification – Non-Derivative Actions. Under the DGCL, a corporation may indemnify an Indemnitee who was or is a party or is threatened to be made a party to any proceeding against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such proceeding if the Indemnitee met the specified Standard of Conduct.

Permissive Indemnification – Derivative Actions. In the case of derivative actions, a corporation may indemnify an Indemnitee against expenses (including attorneys’ fees), but not amounts paid in settlement, judgments or fines. However, such indemnification is permitted only if the Indemnitee met the specified Standard of Conduct, except that no indemnification may be made for any claim as to which the Indemnitee is adjudged liable to the corporation unless a court determines that, in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity.

Mandatory Indemnification. A present or former director or officer of a corporation who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL’s indemnification provisions must be indemnified by the corporation for reasonable expenses (including attorneys’ fees).

Standard of Conduct. Under the CBCA, the specified “Standard of Conduct” requires that an Indemnitee acted (i) in good faith, (ii) in a manner the Indemnitee reasonably believed to be, in the case of conduct in the Indemnitee’s official capacity, in the best interests of the corporation, and, for all other conduct, at least not opposed to the best interests of the corporation and (iii) with respect to any criminal action or proceeding, with no reasonable cause to believe the Indemnitee’s conduct was unlawful.

Standard of Conduct. The DGCL states that any permissive indemnification, unless ordered by a court, may be made only after a determination that the Indemnitee met the specified Standard of Conduct. Under the DGCL, the specified Standard of Conduct requires that an Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. The determination may be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

The Colorado Articles require the Company to indemnify any person who is or was a director of the Company to the fullest extent allowed by the laws of Colorado. The Colorado Articles require the Company to indemnify any person who is or was an officer, employee or agent of the Company to the fullest extent allowed by the laws of Colorado or to a greater extent if consistent with law and if provided by resolution of the Company’s shareholders or directors or in a contract.

Under the Delaware Bylaws, Sorrento must indemnify and hold harmless to the fullest extent permitted by law any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of Sorrento or is or was serving at the request of Sorrento as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan.

Advancement of Expenses

Colorado

Advancement of Expenses. Under the CBCA, a corporation may advance reasonable expenses to the Indemnitee in advance of the final disposition of a proceeding upon (i) a written affirmation of the Indemnitee’s good faith belief that the Indemnitee met the specified Standard of Conduct and (ii) a written undertaking by or on behalf of the Indemnitee to repay such amount to the corporation if it is ultimately determined that the Indemnitee did not meet the specified Standard of Conduct. Under the CBCA, a corporation must make a preliminary determination based upon the then known facts that the specified Standard of Conduct has been met prior to advancing the Indemnitee expenses.

Delaware

Advancement of Expenses. A corporation may advance reasonable expenses to the Indemnitee in advance of the final disposition of a proceeding upon a written undertaking by or on behalf of the Indemnitee to repay such amount to the corporation if it is ultimately determined that the Indemnitee did not meet the specified Standard of Conduct.

The Colorado Bylaws provide that reasonable expenses (including attorneys’ fees) incurred in defending an action, suit or proceeding may be paid by the Company to any Indemnitee in advance of the final disposition of such action, suit or proceeding upon receipt of (i) a written affirmation of such Indemnitee’s good faith belief that he or she has met the Standard of Conduct, (ii) a written undertaking to repay such advances if it is ultimately determined that he or she did not meet the prescribed Standard of Conduct, and (iii) a determination is made by the Company that the facts as then known to the Company would not prohibit indemnification.

Under the Delaware Bylaws, Sorrento may advance expenses to any Indemnitee to the fullest extent allowed under the DGCL, provided that, if required under the DGCL, the Indemnitee must provide Sorrento with a written undertaking to repay such advances if it is ultimately determined that he or she did not meet the applicable Standard of Conduct.

Transactions with Officers and Directors

Colorado

The CBCA contains a provision regarding interested transactions between a corporation and its executives that is substantively identical to the corresponding statute contained in the DGCL, except that the applicable CBCA statute only addresses transactions between a corporation and its directors.

Delaware

The DGCL provides that contracts or transactions between a corporation and one or more of its officers or directors or an entity in which they have a financial interest are not void or voidable solely because of such interest or the participation of the director or officer in a meeting of the board of directors or a committee which authorizes the contract or transaction if: (i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of disinterested directors, even though the disinterested directors are less than a quorum; (ii) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the stockholders.

Neither the Colorado Articles nor the Colorado Bylaws places restrictions in addition to those contained in the CBCA.	Neither the Delaware Certificate nor the Delaware Bylaws places restrictions in addition to those contained in these DGCL provisions.
Dissenters’ Rights of Appraisal; Appraisal Rights

Colorado

Dissenting shareholders have the right to obtain the fair value of their shares in more circumstances under the CBCA than under the DGCL. Under the CBCA, a properly dissenting shareholder is entitled to receive the appraised value of the shares owned by the shareholder when the corporation votes to: (i) sell, lease or exchange all or substantially all of its property and assets other than in the regular course of the corporation’s business; (ii) merge or consolidate with another corporation; (iii) participate in a share exchange; or (iv) convert into another entity, subject to certain exceptions. Dissenters’ rights under the CBCA are available to both record holders and beneficial holders.

Delaware

Under the DGCL, unless the certificate of incorporation of a corporation provides otherwise, appraisal rights are only available with respect to a merger or consolidation of a corporation under certain limited circumstances. No appraisal rights are provided in the case of (i) a sale, lease or exchange of all or substantially all of the corporation’s assets or (ii) a share exchange. Appraisal rights under the DGCL are available to record holders only.

Neither the Colorado Articles nor the Colorado Bylaws contains any provisions relating to dissenters’ rights.	Neither the Delaware Certificate nor the Delaware Bylaws contains any provisions relating to appraisal rights.

Shareholders Rights to Examine Books and Records

Colorado

Under the CBCA, any record or beneficial shareholder of a corporation may, upon five days’ written demand, inspect certain records, including shareholder actions, minutes of shareholder meetings, communications with shareholders and recent financial statements. In addition, upon five days’ written demand, any such shareholder may inspect the list of shareholders and certain other corporate records, including minutes of the meetings of the board of directors of the corporation, if the shareholder either (i) has been a shareholder for at least three months or (ii) is a holder of at least 5% of all outstanding shares of any class of shares when the demand is made, provided that the demand is made in good faith for a proper purpose reasonably related to such person’s interests as a shareholder.

Delaware

Under the DGCL, the inspection rights of the stockholders of a corporation are the same as under the CBCA, except: (i) there is no requirement that a stockholder has been a shareholder for at least three months or is a stockholder of at least 5% of all outstanding shares of any class of shares when the demand is made, and (ii) if a corporation refuses to permit inspection or does not reply to the demand within five business days after the demand has been made the stockholder may apply to the Court of Chancery for an order to compel such inspection.

Neither the Colorado Articles nor the Colorado Bylaws contains a provision regarding examination rights.	Neither the Delaware Certificate nor the Delaware Bylaws contains a provision regarding examination rights.
Dividends and Repurchases of Shares

Colorado

The CBCA dispenses with the concepts of par value of shares as well as statutory definitions of capital, surplus and the like. The CBCA permits a corporation to declare and pay cash or in-kind property dividends or to repurchase shares unless, after giving effect to the transaction: (i) the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Delaware

The concepts of par value, capital and surplus are retained under the DGCL. The DGCL permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

The term “capital” means the aggregate par value of all outstanding shares of capital stock and the term “surplus” means the excess of fair value of net assets over the amount of capital.

The Colorado Articles permit the Board to declare and pay dividends upon the QuikByte Common Stock out of any funds legally available therefor at such times and in such amounts as the Board shall determine, subject to preferential dividend rights, if any, of the holders of the Company’s preferred stock.

Neither the Delaware Certificate nor the Delaware Bylaws prohibits (i) the payment of dividends or (ii) the repurchase and subsequent reissuance of shares acquired by Sorrento.
Franchise Tax
Colorado	Delaware

There is no franchise tax in Colorado.	The DGCL requires corporations to pay an annual franchise tax.

The summary above is not intended to be relied upon as an exhaustive list of all differences between the rights of the shareholders of the Company as of immediately prior to the Reincorporation and the rights of the stockholders of Sorrento as of immediately following the Reincorporation and is qualified in its entirety by reference to the CBCA, the Colorado Articles, the Colorado Bylaws, the DGCL, the Delaware Certificate and the Delaware Bylaws.

The foregoing descriptions of the Delaware Certificate and the Delaware Bylaws do not purport to be complete and are qualified in their entirety by reference to the Delaware Certificate and the Delaware Bylaws, copies of which are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Pursuant to the Plan, the Company will effect the Reincorporation by filing a Certificate of Conversion (the “Certificate of Conversion”) and the Delaware Certificate with the Delaware Secretary of State and by filing a Statement of Conversion with the Colorado Secretary of State. The Company expects to file these documents with the Delaware Secretary of State and the Colorado Secretary of State, as applicable, before November 30, 2009. Both the Plan and the Reincorporation will become effective once these documents are accepted for filing by the applicable Secretary of State.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

On October 22, 2009, in connection with the approval of the Plan and the Reincorporation, the Board approved the merger of the Company with its wholly-owned subsidiary, Sorrento Therapeutics, Inc., a Delaware corporation (“STI”), whereby STI would be merged with and into the Company, the separate corporate existence of STI would cease and the Company would continue as the surviving corporation (the “Roll-Up”). The Roll-Up was approved by the Board of Directors of STI and by the Company, as the sole stockholder of STI, on October 22, 2009. The Roll-Up will become effective once the Certificate of Ownership and Merger (the “Certificate of Merger”) between the Company and STI is filed with, and accepted by, the Delaware Secretary of State. The Company expects to file the Certificate of Merger with the Delaware Secretary of State before November 30, 2009, immediately following and contingent upon the effectiveness of the Reincorporation. Pursuant to the Certificate of Merger, at the time of the Roll-Up, the Company’s name would be changed from “QuikByte Software, Inc.” to “Sorrento Therapeutics, Inc.”

The Roll-Up will not result in any change in Sorrento’s business, management, employees, fiscal year, assets or liabilities, will not cause the principal executive offices or other facilities of Sorrento to be moved and will not result in any relocation of management or other employees. In addition, the Roll-Up will not affect any of Sorrento’s or STI’s contracts with any third parties. However, Sorrento will be deemed STI’s successor with respect to STI’s current contracts and agreements and will succeed to all of STI’s rights and obligations under these contracts and agreements.

Item 4.01	Changes In Registrant’s Certifying Accountant.

(a) On September 21, 2009, the Company consummated a reverse merger transaction with STI, whereby STI became a wholly-owned subsidiary of the Company. Prior to the merger, Mayer Hoffman McCann P.C. (“Mayer Hoffman”) was the independent registered public accountant for STI. Pender Newkirk & Company LLP (“Pender Newkirk”), headquartered in Tampa, Florida, was the independent registered public accountant for the Company before and after the merger. As part of the merger, the Company relocated its principal executive offices from Miami, Florida to San Diego, California.

On October 22, 2009, the Company dismissed Pender Newkirk as its independent registered public accounting firm. Pender Newkirk audited the balance sheet of the Company as of December 31, 2008 and December 31, 2007, and the related statements of income, stockholders’ equity and cash flows for each of the years ended December 31, 2008 and 2007 (collectively, the “Audited Financial Statements”). The reports of Pender Newkirk on the Audited Financial Statements contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The dismissal of Pender Newkirk was approved by the Board on October 22, 2009.

During the Company’s fiscal years ended December 31, 2008 and 2007, and the subsequent interim period from January 1, 2009 through October 22, 2009, (i) there were no disagreements between the Company and Pender Newkirk on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Pender Newkirk would have caused it to make reference thereto in its report, and (ii) there were no “reportable events” of the type described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

The Company has made the contents of this Current Report on Form 8-K available to Pender Newkirk and requested Pender Newkirk to furnish a letter to the Securities and Exchange Commission as to whether Pender Newkirk agrees or disagrees with, or wishes to clarify the Company’s expression of its views. A copy of Pender Newkirk’s letter to the Securities and Exchange Commission is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) On October 22, 2009, the Company engaged Mayer Hoffman as its independent registered public accounting firm. The Company has not consulted with Mayer Hoffman regarding the application of accounting principles to any proposed or completed transaction nor the type of audit opinion that might be rendered on the Company’s financial statements. Neither a written report nor oral advice was provided by Mayer Hoffman to the Company that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 22, 2009, the Board adopted the Sorrento Therapeutics, Inc. 2009 Stock Incentive Plan (the “2009 Plan”), and forms of the award agreements for use under the 2009 Plan (the “Award Agreements”), subject to the approval of the Company’s shareholders. The 2009 Plan and the Award Agreements were approved by the Company’s shareholders on October 22, 2009. The Plan and the Award Agreements will become effective upon the Reincorporation.

Awards. The 2009 Plan provides for the grant of the following awards:

•	Incentive Stock Options (“ISO”), which may be granted solely to Sorrento’s employees, including Sorrento’s executive officers; and
•

Non-Incentive Stock Options (“NSO”), stock appreciation rights, restricted stock awards, unrestricted stock awards, restricted stock unit awards and performance awards, which may be granted to Sorrento’s directors, consultants or employees, including Sorrento’s executive officers.

Purpose. The purpose of the 2009 Plan is to encourage and enable Sorrento’s directors, consultants and employees, including Sorrento’s executive officers, to acquire or increase their holdings of common stock and other interests in Sorrento in order to promote a closer identification of their interests with those of Sorrento and the Company’s stockholders, thereby further stimulating their efforts to enhance Sorrento’s efficiency, soundness, profitability, growth and stockholder value.

Administration. The 2009 Plan will be administered by the Board or the Compensation Committee of the Board, provided that the Board may act in lieu of the Compensation Committee on any matter. In this Item 5.02, the Board and the Compensation Committee are collectively referred to as the “Administrator.” Subject to the terms and conditions of the 2009 Plan, the Administrator is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of a performance award, specify dates at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2009 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2009 Plan. Acceptable forms of consideration for the purchase of Sorrento Common Stock issued under the 2009 Plan will be determined by the Administrator and may include cash, common stock previously owned by the participant, payment through a broker-assisted exercise or any combination of the foregoing. In addition, the Administrator may delegate its authority under the 2009 Plan to the extent permitted by the Delaware General Corporation Law, except delegation is limited where necessary to meet requirements under Rule 16b-3 under the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). Neither Sorrento nor the Administrator may reprice any stock option or stock appreciation right granted under the 2009 Plan without first obtaining the approval of Sorrento stockholders.

Share Reserve. The 2009 Plan authorizes an aggregate of 12,000,000 shares of Sorrento Common Stock. In addition, this amount will be automatically increased annually on the first day of each fiscal year, beginning in 2011, by the lesser of (i) 1% of the aggregate number of shares of Sorrento Common Stock outstanding on the last day of the immediately preceding fiscal year, (ii) 1,200,000 shares, or (iii) an amount approved by the Administrator. Shares of Sorrento Common Stock subject to options and other stock awards that have expired or otherwise terminate under the 2009 Plan without having been exercised in full will again become available for grant under the 2009 Plan. Shares of Sorrento Common Stock issued under the 2009 Plan may include previously unissued shares or reacquired shares bought on the market or otherwise. If any shares of Sorrento Common Stock subject to a stock award are not delivered to a participant because such shares are withheld for the payment of taxes or the stock award is exercised through a net exercise, then the number of shares that are not delivered to participants shall again become available for grant under the 2009 Plan. In addition, if the exercise of any stock award is satisfied by tendering shares of Sorrento Common Stock held by the participant, then the number of shares tendered shall become available for grant under the 2009 Plan. No single participant may receive in any calendar year stock options and stock appreciation rights covering more than 2,400,000 shares of Sorrento Common Stock under the 2009 Plan.

Stock Options. Stock options will be granted pursuant to stock option agreements. The exercise price for stock options cannot be less than 100% of the fair market value of the Sorrento Common Stock on the date of grant. Options granted under the 2009 Plan will vest at the rate specified in the option agreement. A stock option agreement may provide for early exercise of NSOs prior to vesting. Unvested shares of Sorrento Common Stock issued in connection with an early exercise may be repurchased by Sorrento upon termination of the participant’s service. In general, the term of stock options granted under the 2009 Plan may not exceed ten years. Unless the terms of a participant’s stock option agreement provide for earlier or later termination, if a participant’s service relationship with Sorrento, or any of its affiliates, ceases for any reason other than for cause, disability or death, the participant may exercise any vested options for up to 90 days after the date the service relationship ends, unless the terms of the stock option agreement provide for a longer or shorter period to exercise the option. If a participant’s service relationship with Sorrento, or any of its affiliates, ceases due to disability, the participant may exercise any vested options for up to one year after the date the service relationship ends. If a participant’s service relationship with Sorrento, or any of its affiliates, ceases due to death, or the participant dies within 30 days following the date the service relationship ends other than for cause, the participant’s beneficiary may exercise any vested options for up to one year following the date of death. If a participant’s relationship with Sorrento, or any of its affiliates, ceases due to termination for cause, the option will terminate at the time the participant’s relationship with Sorrento, or any of its affiliates, terminates. In no event may an option be exercised after its expiration date.

Incentive stock options may be granted only to Sorrento’s employees, including executive officers. The aggregate fair market value, determined at the time of grant, of shares of Sorrento Common Stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of Sorrento’s equity plans may not exceed $100,000. The options or portions of options that exceed this limit are automatically treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock representing more than 10% of the total combined voting power of Sorrento or any of its affiliates unless the following conditions are satisfied:

•	the option exercise price is at least 110% of the fair market value of Sorrento Common Stock on the date of grant; and
•	the term of the ISO does not exceed five years from the date of grant.

Stock Appreciation Rights. Stock appreciation rights will be granted through a stock appreciation rights agreement. Each stock appreciation right is denominated in common stock equivalents. The exercise price of each stock appreciation right will be determined by the Administrator at the time of grant and will not be less than 100% of the fair market value of the Sorrento Common Stock underlying the right. In general, the term of a stock appreciation right may not exceed ten years. Upon exercise of a stock appreciation right, Sorrento will pay the participant an amount equal to the excess of (i) the aggregate fair market value of the Sorrento Common Stock on the date of exercise, over (ii) the aggregate exercise price determined by the Administrator on the date of grant. Stock appreciation rights will be paid either in cash, in shares of Sorrento Common Stock or partly in cash and partly in shares. Unless otherwise provided in a stock appreciation rights agreement, all stock appreciation rights will be settled in shares of Sorrento Common Stock, with cash paid for fractional shares. The Administrator may also impose any restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. A recipient’s stock appreciation rights agreement shall specify the terms upon which the recipient may exercise a stock appreciation right in the event the recipient’s relationship with Sorrento, or any of its affiliates, ceases for any reason. Absent this disclosure, a stock appreciation right shall be governed by the same post-termination provisions applicable to options granted under the 2009 Plan, as discussed above. Stock appreciation rights carry no voting or dividend rights or other rights associated with stock ownership.

Restricted and Unrestricted Stock Awards. Restricted stock awards will be granted pursuant to restricted stock award agreements. A restricted stock award may be issued for nominal or no cost and may be granted in consideration for the recipient’s past or future services performed for Sorrento or any of its affiliates. Participants receiving a restricted stock award generally will have all of the rights of a stockholder with respect to such stock, including rights to vote the shares and receive dividends. Shares of Sorrento Common Stock acquired under a restricted stock award will be subject to forfeiture to Sorrento in accordance with vesting conditions based upon a schedule or performance criteria established by the Administrator. Generally, except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited upon the participant’s termination of continuous service with Sorrento or an affiliate of Sorrento for any reason. Sorrento will return the purchase price for a forfeited restricted stock award only if set forth in the participant’s restricted stock award agreement.

Unrestricted stock awards are similar to restricted stock awards, provided that shares of Sorrento Common Stock acquired under an unrestricted stock award will be fully vested on the date of grant.

Restricted Stock Unit Awards. Restricted stock unit awards will be granted pursuant to restricted stock unit award agreements. Restricted stock units are denominated in common stock equivalents. They are typically awarded to participants without payment of consideration, but are subject to vesting conditions based upon a schedule or performance criteria established by the Administrator. Unlike restricted stock, the stock underlying restricted stock units will not be issued until the stock units have vested. Prior to settlement, restricted stock unit awards carry no voting or dividend rights or other rights associated with stock ownership, but unless otherwise provided in a participant’s restricted stock unit award agreement, dividend equivalents will accrue from the date the award is granted until the date the shares underlying a restricted stock unit are issued. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service with Sorrento or an affiliate of Sorrento for any reason.

Performance Awards. Performance awards may be granted, vest or be exercised based upon the attainment of certain performance goals during a certain period of time. The performance awards may be issued as performance-based compensation that is not subject to the income tax deductibility limitations imposed by Section 162(m) of the Code if the grant or vesting of one or more stock awards and the delivery of cash is tied solely to the attainment of certain performance goals during a designated performance period. The length of any performance period, the performance goals to be achieved during the performance period and the measure of whether and to what degree such performance goals have been attained shall be determined by the Administrator. The maximum amount to be received by any individual in any performance period, which shall not be less than one fiscal year, under performance awards issued under the 2009 Plan may not exceed 6,000,000 shares of Sorrento Common Stock and $1,000,000 in cash.

Internal Revenue Code Section 409A Requirements. Certain awards under the 2009 Plan may be considered “nonqualified deferred compensation” for purposes of Section 409A of the Code (“Section 409A”), which imposes certain requirements on compensation that is deemed under Section 409A to involve nonqualified deferred compensation. Among other things, the requirements relate to the timing of elections to defer, the timing of distributions and prohibitions on the acceleration of distributions. Failure to comply with these requirements (or an exception from such requirements) may result in the immediate taxation of all amounts deferred under the nonqualified deferred compensation plan for the taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, the imposition of an additional 20% income tax on the participant for the amounts required to be included in gross income and the possible imposition of penalty interest on the unpaid tax. Generally, Section 409A does not apply to incentive awards that are paid at the time the award vests. Likewise, Section 409A typically does not apply to restricted stock. Section 409A may, however, apply to incentive awards the payment of which is delayed beyond the calendar year in which the award vests. Treasury regulations generally provide that the type of awards provided under the 2009 Plan will not be considered nonqualified deferred compensation. However, to the extent that Section 409A applies to an award issued under the 2009 Plan, the 2009 Plan and all such awards will, to the extent practicable, be construed in accordance with Section 409A. Under the 2009 Plan, the Administrator has the discretion to grant or to unilaterally modify any award issued under the 2009 Plan in a manner that conforms with the requirements of Section 409A with respect to deferred compensation or voids any participant election to the extent it would violate Section 409A. The Administrator also has sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the 2009 Plan and all awards issued under the 2009 Plan.

Transferability of Awards. Generally, a participant may not transfer an award granted under the 2009 Plan other than by will or the laws of descent and distribution. However, a participant may transfer an NSO pursuant to a domestic relations order. In addition, if provided in an award agreement, NSOs, stock appreciation rights settled in shares, restricted stock awards and performance awards granted under the 2009 Plan may be transferred by instrument to the participant’s immediate family or an inter vivos or testamentary trust or by gift to charitable institutions.

Changes to Capital Structure. In the event there is a specified type of change in Sorrento’s capital structure not involving the receipt of consideration by Sorrento, such as a stock split, stock dividend, combination, recapitalization or reclassification, the number of shares reserved under the 2009 Plan and the number of shares and exercise price, if applicable, of all outstanding stock awards will be appropriately adjusted.

Change in Control. In the event of a change in control of Sorrento, the Administrator may take one or more of the following actions without the consent of any 2009 Plan participant or stockholder of Sorrento:

•	arrange for the 2009 Plan and all outstanding stock awards under the 2009 Plan to be assumed, continued or substituted for by the entity surviving the change in control, or its parent or subsidiary;
•	accelerate in part or in full the vesting provisions of stock awards held by participants;
•	arrange or otherwise provide for the payment of cash or other consideration to participants in exchange for the satisfaction or cancellation of such stock awards; or
•	generally make such other modifications, adjustments or amendments to outstanding awards or the 2009 Plan as the Administrator deems necessary or appropriate.

In the event that an award outstanding under the 2009 Plan is not exercised in full prior to consummation of a change in control in which the award is not being assumed, continued or substituted for, the award shall automatically terminate as of immediately prior to the consummation of the transaction. In addition, the 2009 Plan provides that in the event a participant is involuntarily terminated in connection with, or within 12 months after, a change in control of Sorrento, each of the participant’s stock awards outstanding under the 2009 Plan that are assumed, continued or substituted for by a surviving entity in connection with the change in control will become fully vested, and any repurchase right with respect to the award will lapse in its entirety unless the applicable award agreement provides for a more restrictive acceleration of the vesting schedule or more restrictive limitations on the lapse of repurchase rights.

Involuntary termination includes (i) a discharge without cause, or (ii) voluntary resignation by the participant within 60 days following a material reduction in the participant’s job responsibilities, an involuntary relocation of participant’s work site to a location more than 50 miles from the participant’s work site as of immediately prior to the change in control or a material reduction in the participant’s total compensation other than as part of a reduction by the same percentage amount of the compensation of all other similarly-situated employees, directors and consultants.

A change in control generally includes:

•	a merger or consolidation of Sorrento after which Sorrento’s stockholders as of immediately prior to the merger or consolidation own 50% or less of the voting power of the surviving entity;
•	a sale, transfer or disposition of all or substantially all of Sorrento’s assets;
•	a complete liquidation or dissolution of Sorrento; or
•	an acquisition of 50% or more of Sorrento’s outstanding stock by any person or group.

2009 Plan Amendments. The Board will have the authority to amend or terminate the 2009 Plan. However, no amendment or termination of the 2009 Plan can adversely affect any rights under outstanding awards unless agreed to in writing by the affected participant. Sorrento will obtain stockholder approval of any amendments to the 2009 Plan as required by applicable law.

Term. The 2009 Plan will terminate on October 22, 2019, unless the Board terminates it earlier.

The foregoing descriptions of the 2009 Plan and the Award Agreements do not purport to be complete and are qualified in their entirety by reference to the 2009 Plan and each Award Agreement, copies of which are filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) The disclosure under Item 3.03 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Plan of Conversion
3.1	Certificate of Incorporation
3.2	Bylaws
4.1	Specimen Common Stock Certificate
10.1	Form of Indemnity Agreement
10.2	2009 Stock Incentive Plan, and forms of agreements related thereto
16.1	Letter from Pender Newkirk & Company LLP to the Securities and Exchange Commission, dated October 22, 2009

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIKBYTE SOFTWARE, INC.

Date: October 23, 2009	By:	/s/ Antonius Schuh, Ph.D.
Name: Antonius Schuh, Ph.D.
Title: Chief Executive Officer

Exhibit No.	Description
2.1	Plan of Conversion
3.1	Certificate of Incorporation
3.2	Bylaws
4.1	Specimen Common Stock Certificate
10.1	Form of Indemnity Agreement
10.2	2009 Stock Incentive Plan, and forms of agreements related thereto
16.1	Letter from Pender Newkirk & Company LLP to the Securities and Exchange Commission, dated October 22, 2009